Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of HEXO Corp. of our report dated October 29, 2020, relating to the consolidated financial statements, which appears as an exhibit to HEXO Corp’s Annual Report on Form 40-F for the year ended July 31, 2020.

We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Ottawa, Ontario

Canada

April 15, 2021

PricewaterhouseCoopers LLP

99 Bank Street, Suite 710, Ottawa, Ontario, Canada K1P 1E4

T: +1 613 237 3702, F: +1 613 237 3963, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.